Exhibit 8.1

Entity name	Country of incorporation
IHS Holding Limited (ultimate parent)	Mauritius
IHS Mauritius Cameroon Limited	Mauritius
IHS Mauritius Côte d’Ivoire Limited	Mauritius
IHS Towers Inc.	United States
IHS Mauritius Netherlands Limited	Mauritius
IHS Mauritius Zambia Limited	Mauritius
IHS Mauritius Rwanda Limited	Mauritius
IHS Africa (UK) Limited	United Kingdom
IHS Netherlands (Interco) Cöoperatief U.A.	Netherlands
IHS Netherlands Holdco B.V.	Netherlands
IHS Netherlands NG1 B.V.	Netherlands
IHS Netherlands NG2 B.V.	Netherlands
IHS Nigeria Limited	Nigeria
INT Towers Limited	Nigeria
IHS Towers NG Limited	Nigeria
Tower infrastructure Company Limited	Nigeria
IHS Côte d’Ivoire S.A.	Côte d’Ivoire
IHS Cameroon S.A.	Cameroon
IHS Zambia Limited	Zambia
IHS Rwanda Limited	Rwanda
Rwanda Towers Limited	Rwanda
IHS Kuwait Limited	Kuwait
IHS Brazil Participações Ltda	Brazil
IHS Brasil - Cessão De Infraestruturas S.A.	Brazil
Skysites Holdings S.A.	Brazil
Skysites Americas Ltda.	Brazil
Topázio Empreendimentos Imobiliários Ltda.	Brazil
Wi-Fi Mundial Ltda.	Brazil
IHS Fiber Brasil Participações Ltda.	Brazil
Centennial Towers Brasil Cooperatief U.A.	Brazil
Centennial Towers of Brasil B.V.	Brazil
IHS Centennial Brasil Torres de Telecomunicacoes Ltda.	Brazil
Polar Breeze Empreendimentos Ltda.	Brazil
Centennial Towers Colombia, S.A.S	Colombia

Polar Breeze Colombia S.A.S	Colombia
Centennial Towers of Colombia, Ltd	British Virgin Islands
IHS Towers Colombia S.A.S	Colombia
IHS Peru S.A.C.	Peru
IHS Fiber Brasil – Cessão de Infraestruturas Ltda.	Brazil
Fiberco Solucões de
Infraestrutura S.A	Brazil
San Gimignano Imoveis e Adminsitracao Limitada	Brazil
Nigeria Tower Interco B.V.	Netherlands
IHS Netherlands GCC B.V.	Netherlands
to IHS Netherlands EGY B.V.	Netherlands
IHS Telecom Towers Egypt S.A.E	Egypt
IHS Netherlands KSA B.V.	Netherlands
IHS GCC Limited	United Arab Emirates
IHS Netherlands Connect B.V.	Netherlands
IHS GCC KW Holding Limited	United Arab Emirates
IHS FinCo Management Limited	United Arab Emirates
Global Independent Connect Limited	Nigeria
IHS KSA Limited	Kingdom of Saudi Arabia
IHS SSC FZE	United Arab Emirates
IHS Netherlands ETH B.V	Netherlands
IHS Netherlands BR B.V	Netherlands
IHS Netherlands PHP B.V	Netherlands
IHS South Africa Holding Proprietary Limited	South Africa
IHS Towers South Africa Proprietary Limited	South Africa